News Release
Artio Global Investors Inc.

Artio Global Investors Reports Fourth Quarter and Full Year 2010 Results;
Announces Quarterly Dividend of $0.06 Per Share

Three Million Share Repurchase Program Authorized Through 2013

NEW YORK, NY, January 28, 2011 – Artio Global Investors Inc. (NYSE: ART) (“Artio Global Investors”, together with its subsidiaries, “Artio Global” or the “Company”) today reported its results for the quarter and year ended December 31, 2010.

Financial Highlights

•
Adjusted[1] net income attributable to Artio Global Investors (“adjusted net income”) of $27.8 million, or $0.46 per diluted share, for the fourth quarter of 2010 (GAAP net income attributable to Artio Global Investors of $25.7 million, or $0.44 per diluted share)

•	Assets under management of $53.4 billion as of December 31, 2010

•	Investment management fees of $84.7 million for the fourth quarter of 2010 and $334.0 million for the full year 2010

•	Effective fee rate[2] of 63.3 basis points for the fourth quarter of 2010

•	Adjusted operating margin of 56.0% for the fourth quarter of 2010 and 55.0% for the full year 2010

•	Quarterly dividend of $0.06 per share on Class A and Class C common stock

•	Authorization of a share repurchase program for up to 3,000,000 shares of common stock

[1]	See Exhibits 3 - 5 of this news release for a reconciliation of the Company’s U.S. GAAP results to its Non-GAAP adjusted results (“adjusted”).

[2]	Effective fee rate is defined as annualized investment management fees (based on the number of days in the period) divided by the average assets under management for the period.

The Company’s adjusted results for the three and twelve months ended December 31, 2010 and 2009, and the three months ended September 30, 2010, assume the Principals’3 non-controlling interests have been fully exchanged for shares of Class A common stock and exclude the effects of the amortization of restricted stock units (“RSUs”) granted at the time of the Company’s initial public offering (“IPO”).  Adjusted results for the twelve months ended December 31, 2009, also exclude costs associated with the reorganization of the Company’s ownership structure in connection with the IPO and costs relating to the Principals’ former compensation structure.  Adjusted results are presented to provide more meaningful comparisons between periods.

For the fourth quarter of 2010, Artio Global Investors reported adjusted net income of $27.8 million, or $0.46 per diluted share, an increase of 17% and 15%, respectively, from adjusted net income of $23.8 million, or $0.40 per diluted share, for the third quarter of 2010, and a decrease of 23% in each case from adjusted net income of $36.1 million, or $0.60 per diluted share, for the fourth quarter of 2009.

On a GAAP basis, net income attributable to Artio Global Investors for the fourth quarter of 2010 was $25.7 million, or $0.44 per diluted share, an increase of 29% in each case from net income attributable to Artio Global Investors of $20.0 million, or $0.34 per diluted share, for the third quarter of 2010.  Compared to the fourth quarter of 2009, net income attributable to Artio Global Investors was essentially unchanged at $25.7 million, while earnings per diluted share decreased 21% from $0.56.

For the full year 2010, Artio Global Investors reported adjusted net income of $103.5 million, or $1.72 per diluted share, a decrease of 1% and 2%, respectively, from adjusted net income of $104.9 million, or $1.75 per diluted share, for the full year 2009.

On a GAAP basis, net income attributable to Artio Global Investors for the full year 2010 was $83.6 million, or $1.58 per diluted share, an increase from a net loss attributable to Artio Global Investors of $378.3 million, or $8.88 per diluted share, for the full year 2009.

The following tables compare the Company’s GAAP results and adjusted results.  See Exhibits 3 – 5 of this news release for a reconciliation of GAAP results to adjusted results.

[3]	Richard Pell, Chairman, Chief Executive Officer and Chief Investment Officer, and Rudolph-Riad Younes, Head of International Equities, are collectively referred to as the “Principals”.

	Three Months Ended (in millions, except per share amounts)
	Dec. 31, 2010	Dec. 31, 2009	% Change	Sep. 30, 2010	% Change
Revenue[4], GAAP	$85.2	$89.6	(5)%	$80.9	5%
Operating income (loss), GAAP	$45.0	$53.2	(15)%	$39.9	13%
Operating income, adjusted	$47.7	$57.4	(17)%	$42.5	12%
Net income (loss) attributable to Artio Global Investors, GAAP	$25.7	$25.7	0%	$20.0	29%
Adjusted net income	$27.8	$36.1	(23)%	$23.8	17%
Diluted EPS, GAAP	$0.44	$0.56	(21)%	$0.34	29%
Diluted EPS, adjusted	$0.46	$0.60	(23)%	$0.40	15%

	Year Ended (in millions, except per share amounts)
	Dec. 31, 2010	Dec. 31, 2009	% Change
Revenue[4], GAAP	$335.1	$307.4	9%
Operating income (loss), GAAP	$173.2	$(228.5)	176%
Operating income, adjusted	$184.3	$173.4	6%
Net income (loss) attributable to Artio Global Investors, GAAP	$83.6	$(378.3)	122%
Adjusted net income	$103.5	$104.9	(1)%
Diluted EPS, GAAP	$1.58	$(8.88)	118%
Diluted EPS, adjusted	$1.72	$1.75	(2)%

[4]	Represents total revenues and other operating income.

Business Highlights5

•	All five eligible mutual funds[6] were in the top quartile of Lipper performance rankings for the five-year period ended December 31, 2010

•	Seven of the Company’s nine mutual funds[7], representing over 99% of mutual fund assets, were rated four or five stars by Morningstar, as of December 31, 2010

•	Net client cash outflows were $3.1 billion for the fourth quarter of 2010 and $6.3 billion for full year 2010

•
The Compensation Committee of the Board of Directors approved long-term performance-based awards that provide for grants of RSUs to certain employees that will vest only if specific criteria are satisfied.  The awards are intended to provide additional incentives to further align the interests of employees, shareholders and clients[8]

Management Commentary

“For the fourth quarter, sequentially higher investment management fees driven by market appreciation enabled us to maintain an attractive operating margin and strong net income per diluted share,” said Richard Pell, Chairman, Chief Executive Officer and Chief Investment Officer. “Although our flagship International Equity strategies saw disappointing fourth quarter net outflows, their long-term performance remains competitive and they continued to generate meaningful gross inflows.”

“As we move towards our long term goal of developing a diversified, multi-generational asset management company with multiple growth engines, we remain focused on capital management. During the fourth quarter we began making scheduled principal repayments on our term debt facility.  We also utilized the strong free cash flow generated by our business to continue to buy back Artio stock, completing our initial one million share repurchase program earlier than originally anticipated. In addition, our Board of Directors authorized a further three million share repurchase program.”

[5]	See section entitled “Fund Performance and Other Disclaimers” and Exhibit 8 of this news release for further information about Lipper and Morningstar rankings.

[6]	Class I mutual fund shares with a five-year track record; other classes may have different performance characteristics.

[7]	Class I mutual fund shares; other classes may have different performance characteristics.

[8]	For further information on the long-term performance based awards, see the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 28, 2011.

Fourth Quarter of 2010 Comparison with Fourth Quarter of 2009

Assets Under Management9 and Net Client Cash Flows

Assets under management were $53.4 billion as of December 31, 2010, down $2.6 billion, or 5%, from $56.0 billion as of December 31, 2009, due to net client cash outflows, partly offset by market appreciation.

Net client cash outflows for the fourth quarter of 2010 were $3.1 billion, driven primarily by net client cash outflows from our International Equity I and II strategies and our High Grade Fixed Income strategy10.

Revenues and Other Operating Income

Revenues and other operating income for the fourth quarter of 2010 totaled $85.2 million, down 5% from $89.6 million for the fourth quarter of 2009.  The decrease was driven primarily by lower investment management fees, which were $84.7 million for the fourth quarter of 2010, down 5% from $89.3 million for the fourth quarter of 2009, due primarily to lower average assets under management.

Expenses

Employee Compensation and Benefits

For the fourth quarter of 2010, adjusted employee compensation and benefits expenses were $21.7 million, up 24% from $17.5 million for the fourth quarter of 2009.  The increase was due primarily to higher incentive compensation, resulting in part from the implementation of a revised deferred compensation plan in the fourth quarter of 2009 that significantly increased the proportion of incentive compensation subject to deferral, and higher salary and benefits costs resulting from an increase in headcount in 2010.

[9]	Assets under management information exclude legacy activities.

[10]	See Exhibit 7 for more information on “Assets under Management by Investment Strategy”.

GAAP employee compensation and benefits expenses for the fourth quarter of 2010 were $24.4 million, up 12% from $21.7 million for the fourth quarter of 2009.  The increase was due primarily to the reasons mentioned above, partly offset by a decrease in the amortization of RSUs granted at the time of the IPO, due to the vesting of certain awards in the first quarter of 2010.

Shareholder Servicing and Marketing Expenses

Shareholder servicing and marketing expenses for the fourth quarter of 2010 were $4.9 million, down 4% from $5.2 million for the fourth quarter of 2009, driven primarily by a decrease in marketing expenses.

General and Administrative Expenses

General and administrative expenses for the fourth quarter of 2010 were $10.9 million, up 14% from $9.5 million for the fourth quarter of 2009, driven primarily by higher professional fees and an increase in business related activities.

Income Taxes

For the fourth quarter of 2010, the adjusted effective tax rate was 42.2%, 6.4 percentage points higher than the 35.8% adjusted effective tax rate for the fourth quarter of 2009.  The increase was due primarily to a tax benefit recorded in the fourth quarter of 2009 associated with the anticipated amendments of prior years’ tax returns to reflect a lower apportionment of income for state and local tax purposes.

The GAAP effective tax rate was 41.4% for the fourth quarter of 2010, 17.5 percentage points higher than the 23.9% GAAP effective tax rate for the fourth quarter of 2009, due primarily to an increase in the proportion of pre-tax income subject to federal and state taxes11, and the tax benefit referred to above.

[11]
Following the Principals’ exchanges of an aggregate of 14,400,000 New Class A Units for Class A common stock on May 18, 2010 and June 9, 2010, Artio Global Investors’ economic ownership in Artio Global Holdings increased from approximately 74% to approximately 98%.

Fourth Quarter of 2010 Comparison with Third Quarter of 2010

Assets Under Management

Assets under management were $53.4 billion as of December 31, 2010, a decrease of $0.5 billion, or 1%, from $53.9 billion as of September 30, 2010, due to net client cash outflows, partly offset by market appreciation.

Revenues and Other Operating Income

Revenues and other operating income for the fourth quarter of 2010 totaled $85.2 million, up 5% from $80.9 million for the third quarter of 2010, driven primarily by higher investment management fees.  Investment management fees were $84.7 million for the fourth quarter of 2010, up 6% from $80.2 million for the third quarter of 2010, due primarily to an increase in average assets under management.

Expenses

Employee Compensation and Benefits

For the fourth quarter of 2010, adjusted employee compensation and benefits expenses were $21.7 million, down 2% from $22.2 million for the third quarter of 2010.

GAAP employee compensation and benefits expenses for the fourth quarter of 2010 were $24.4 million, down 2% from $24.8 million for the third quarter of 2010.

Shareholder Servicing and Marketing Expenses

Shareholder servicing and marketing expenses for the fourth quarter of 2010 were $4.9 million, a decrease of 2% from $5.0 million for the third quarter of 2010, driven by lower marketing expenses, partly offset by an increase in shareholder servicing costs due to higher average assets under management in our proprietary funds.

General and Administrative Expenses

General and administrative expenses of $10.9 million for the fourth quarter of 2010, decreased 3% from $11.2 million for the third quarter of 2010, driven primarily by lower costs related to client-related trading errors, partly offset by higher business related activities.

Income Taxes

For the fourth quarter of 2010, the adjusted effective tax rate was 42.2%, 1.2 percentage points lower than the 43.4% adjusted effective tax rate for the third quarter of 2010, due primarily to the release of a previously recorded tax reserve.

The GAAP effective tax rate was 41.4% for the fourth quarter of 2010, 6.0 percentage points lower than the 47.4% GAAP effective tax rate for the third quarter of 2010, due primarily to a write-off of deferred tax assets in the third quarter of 2010 related to the vesting of RSUs at a price below their grant date fair value.

Full Year 2010 Comparison to Full Year 2009

Net Client Cash Flows

Net client cash outflows for full year 2010 were $6.3 billion, driven primarily by net client cash outflows from our International Equity I and II strategies, and our High Grade Fixed Income strategy, partly offset by net client cash inflows into our High Yield, Global Equity and US Equity strategies10.

Revenues and Other Operating Income

Revenues and other operating income for 2010 totaled $335.1 million, up 9% from $307.4 million for 2009, driven primarily by higher investment management fees.  Investment management fees were $334.0 million for 2010, up 9% from $305.3 million for 2009, due primarily to higher average assets under management.

Expenses

Employee Compensation and Benefits

For 2010, adjusted employee compensation and benefits expenses were $87.9 million, up 18% from $74.7 million for 2009.  The increase was due primarily to costs resulting from an increase in headcount in 2010 and the full year impact of the Principals’ employment agreements.

GAAP employee compensation and benefits expenses for 2010 of $99.0 million decreased 79% from $476.7 million for 2009.  The decrease was due primarily to compensation expenses recorded in 2009 related to the reorganization of the Company’s ownership structure in connection with the IPO and costs related to the Principals’ former compensation structure, partly offset by the reasons mentioned above as well as an increase in the amortization of RSUs granted at the time of the IPO.

Shareholder Servicing and Marketing Expenses

Shareholder servicing and marketing expenses for 2010 were $20.1 million, up 19% from $16.9 million for 2009, driven primarily by higher shareholder servicing costs resulting from increases in average assets under management in proprietary funds and platform fees, and increased marketing expenses.

General and Administrative Expenses

General and administrative expenses of $42.8 million for 2010 increased 1% from $42.3 million for 2009, driven primarily by an increase in costs resulting from our public company status, higher business related activities and professional fees related to the secondary offering in 2010, partly offset by professional fees related to the IPO in 2009, and the absence of license fees paid to our former parent.

Income Taxes

For 2010, the adjusted effective tax rate was 43.4%, 4.4 percentage points higher than 39.0% for 2009, due primarily to a tax benefit recorded in 2009 associated with the anticipated amendments of prior-years’ tax returns to reflect a lower apportionment of income for state and local tax purposes.

GAAP income tax expense of $68.2 million for 2010 decreased 49% from $134.3 million for 2009, due primarily to a non-cash expense of $110.3 million recorded in 2009 related to the de-recognition of a deferred tax asset, partly offset by higher taxable income in 2010 and the tax benefit recorded in 2009 mentioned above.

Liquidity and Capital

As of December 31, 2010, the Company had cash and cash equivalents, excluding amounts held in consolidated investment products, of $79.2 million, investments held for deferred compensation of $9.1 million and an undrawn $50.0 million committed revolving credit facility.  During the fourth quarter of 2010, in accordance with the terms of the credit agreement, the Company repaid $4.5 million of its $60.0 million term debt facility.

On January 27, 2011, the Company increased its committed revolving credit facility from $50.0 million to $100.0 million.

Total equity on the Statement of Financial Position was $106.3 million as of December 31, 2010, compared to $4.0 million as of December 31, 2009.

Share Repurchase

In the fourth quarter of 2010, the Company completed its 1,000,000 share repurchase program by repurchasing and retiring 468,800 shares of Class A common stock at an average price of $14.25.

On December 8, 2010, the Board of Directors authorized the repurchase of up to 3,000,000 shares of common stock through December 31, 2013.

Shares

As of December 31, 2010, the total amount of shares of Class A, Class B and Class C common stock outstanding was 59,508,172.

For purposes of calculating adjusted earnings per diluted share, all of the Principals’ New Class A Units, held in the intermediate holding company as of the beginning of the period, are assumed to have been fully exchanged into shares of Class A common stock on the first day of the period.

Dividend

On January 24, 2011, the Board of Directors declared a dividend of $0.06 per share on the Class A and Class C common stock for the fourth quarter of 2010, which is payable on February 23, 2011, to stockholders of record as of the close of business on February 14, 2011.

*          *          *          *

Teleconference and Webcast Details

Artio Global Investors’ management will host a conference call for analysts and investors to review fourth quarter and full year 2010 results, today, January 28, 2011, beginning at 8:00 a.m. (Eastern Time).  The call can be accessed by dialing +1-888-680-0860 (inside the United States) or +1-617-213-4852 (outside the United States).  The number should be dialed at least ten minutes prior to the start of the call.  The passcode for the call will be 80728240.  A simultaneous webcast (on a listen-only basis), as well as an audio replay of the call will be available to the public on the Investor Relations page of the Company’s website at www.ir.ArtioGlobal.com.

*          *          *          *

About Us

Artio Global Investors Inc. is the indirect holding company of Artio Global Management LLC (“Artio Global Management”), a registered investment adviser headquartered in New York City that actively invests in global equity and fixed income markets, primarily for institutional and intermediary clients.

Best known for International Equities, Artio Global Management also offers a select group of other investment strategies, including High Grade Fixed Income, High Yield and Global Equity, as well as a series of US Equity strategies.  Access to these strategies is offered through a variety of investment vehicles, including separate accounts, commingled funds and SEC-registered mutual funds.

Since 1995, our investment professionals have built a successful long-term track record by taking an unconventional approach to investing.  Based on a philosophy of style-agnostic investing across a broad range of opportunities, we have consistently pursued a global approach that we believe provides critical insights, thereby adding value for clients over the long term.

For more information, please visit www.artioglobal.com.

*          *          *          *

Cautionary Note Regarding Forward-Looking Statements

In addition to historical information, this news release may, and the related prepared remarks do, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intrinsic value of our common stock, investor behavior, our adjusted compensation ratio, future tax rate, free cash flow and declaration of dividends.  These forward-looking statements are based on the Company’s current assumptions, expectations and projections about future events. Words like “believe”, “anticipate”, “intend”, “estimate”, “expect”, “project”, and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements discuss matters that necessarily involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s registration statement on Form S-1 (File No. 333-166992) filed with the Securities and Exchange Commission on May 21, 2010, as amended. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance, or achievements.

Any forward-looking statements in this news release and the related prepared remarks speak only as of the date of this news release. The related prepared remarks may contain information about the Company subsequent to December 31, 2010.  The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

*          *          *          *

Contacts

Investor Relations:	Media Relations:
Peter Sands	Neil Shapiro
Head of Investor Relations	Intermarket Communications
+1 212 297 3891	+1 732-616-5631
ir@artioglobal.com	nshapiro@Intermarket.com

*          *          *          *

Fund Performance and Other Disclaimers

Lipper rankings are for Class I mutual fund shares with a five-year track record only.  Other classes may have different performance characteristics.  Lipper, a wholly-owned subsidiary of Reuters, provides independent insight on global collective investments including mutual funds, retirement funds, hedge funds, fund fees and expenses to the asset management and media communities. Lipper ranks the performance of mutual funds within a classification of funds that have similar investment objectives.  Rankings are historical with capital gains and dividends reinvested and do not include the effect of loads.  If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Morningstar rankings are for Class I mutual fund shares with a minimum three-year track record.  For each mutual fund with at least a three-year history, Morningstar calculates a Morningstar Rating™ based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.)  The Overall Morningstar Rating for a mutual fund is derived from a weighted average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar Rating metrics.  This investment's independent Morningstar Rating metric is then compared against the mutual fund universe breakpoints to determine its hypothetical rating.

Data presented reflects past performance, which is no guarantee of future results. © 2011 Morningstar, Inc. All Rights Reserved.

This news release is not, and should not be considered, sales material and is not an offer or a solicitation for any securities.

Exhibit - 1

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited, in thousands, except share and per share amounts or as noted)

	Three Months Ended			% Change From		Year Ended		% Change From
	Dec. 31, 2010	Dec. 31, 2009	Sep. 30, 2010	Dec. 31, 2009	Sep. 30, 2010	Dec. 31, 2010	Dec. 31, 2009	Dec. 31, 2009
Revenues and other operating income:
Investment management fees	$84,736	$89,282	$80,173	(5)%	6%	$334,037	$305,335	9%
Net gains (losses) on securities held for deferred compensation	495	281	722	76%	(31)%	1,077	1,970	(45)%
Foreign currency gains (losses)	2	21	35	(90)%	(94)%	15	87	(83)%
Total revenues and other operating income	85,233	89,584	80,930	(5)%	5%	335,129	307,392	9%

Expenses:
Employee compensation and benefits:
Salaries, incentive compensation and benefits	24,393	21,728	24,772	12%	(2)%	98,981	79,035	25%
Allocation of Class B profits interests	-	-	-	NM	NM	-	33,663	(100)%
Change in redemption value of Class B profits interests	-	-	-	NM	NM	-	266,110	(100)%
Tax receivable agreement	-	-	-	NM	NM	-	97,909	(100)%
Total employee compensation and benefits	24,393	21,728	24,772	12%	(2)%	98,981	476,717	(79)%
Shareholder servicing and marketing	4,948	5,176	5,031	(4)%	(2)%	20,125	16,886	19%
General and administrative	10,853	9,511	11,224	14%	(3)%	42,807	42,317	1%
Total expenses	40,194	36,415	41,027	10%	(2)%	161,913	535,920	(70)%

Operating income (loss) before income tax expense	45,039	53,169	39,903	(15)%	13%	173,216	(228,528)	176%

Non-operating income (loss)	445	(1,184)	(431)	138%	NM	(1,295)	(1,395)	7%
Income (loss) before income tax expense	45,484	51,985	39,472	(13)%	15%	171,921	(229,923)	175%

Income taxes	18,817	12,433	18,717	51%	1%	68,193	134,287	(49)%
Net income (loss)	26,667	39,552	20,755	(33)%	28%	103,728	(364,210)	128%

Net income attributable to non-controlling interests in AGH (7)	884	13,843	756	(94)%	17%	20,123	14,104	43%
Net income attributable to non-controlling interests in CIP (8)	44	-	-	NM	NM	44	-	NM
Net income (loss) attributable to Artio Global Investors	$25,739	$25,709	$19,999	0%	29%	$83,561	$(378,314)	122%

Net income (loss) per share attributable to Artio Global Investors:
Basic	$0.44	$0.58	$0.34	(24)%	29%	$1.58	$(8.88)	118%
Diluted	$0.44	$0.56	$0.34	(21)%	29%	$1.58	$(8.88)	118%

Weighted average shares used in net income (loss) per share attributable to Artio Global Investors:
Basic	58,535,264	44,408,938	58,678,738	32%	0%	52,829,546	42,620,373	24%
Diluted (6)	59,783,668	60,008,938	59,012,436	0%	1%	53,002,615	42,620,373	24%

NM - Not Meaningful

Assets under management ($ in millions) (1)	$53,407	$55,993	$53,860	(5)%	(1)%	$53,407	$55,993	(5)%

Average assets under management ($ in millions) (1) (2)	$53,125	$55,362	$51,004	(4)%	4%	$52,930	$48,166	10%

Effective fee rate (basis points) (3)	63.3	64.0	62.4			63.1	63.4

Effective tax rate	41.4%	23.9%	47.4%			39.7%	NM

Employee compensation and benefits as a percentage of total revenues and other operating income (4)	28.6%	24.3%	30.6%			29.5%	NM

Operating margin (5)	52.8%	59.4%	49.3%			51.7%	NM

1.  Excludes legacy activities.
2.  Average assets under management for a period is computed on the beginning-of-first-month balance and all end-of-month balances in the period.
3.  Effective fee rate is defined as annualized investment management fees (based on the number of days in the period) divided by the average assets under management for the period.
4.  Calculated as employee compensation and benefits expense divided by total revenues and other operating income.
5.  Calculated as operating income before income tax expense divided by total revenues and other operating income.
6.  The effect of the assumed conversion of the Principals' Class A units was antidilutive for the three months ended Sep. 30, 2010, and the years ended Dec. 31, 2010 and 2009.
7.  Represents non-controlling interests in Artio Global Holdings LLC.
8.  Consolidated Investment Products ("CIP") represents non-controlling interests in Artio Alpha Investment Funds, LLC.

Exhibit - 2

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
Non-GAAP Adjusted Consolidated Statements of Operations
(unaudited, in thousands, except share and per share amounts or as noted)

	Three Months Ended			% Change From		Year Ended		% Change From
	Dec. 31, 2010	Dec. 31, 2009	Sep. 30, 2010	Dec. 31, 2009	Sep. 30, 2010	Dec. 31, 2010	Dec. 31, 2009	Dec. 31, 2009
Revenues and other operating income:
Investment management fees	$84,736	$89,282	$80,173	(5)%	6%	$334,037	$305,335	9%
Net gains (losses) on securities held for deferred compensation	495	281	722	76%	(31)%	1,077	1,970	(45)%
Foreign currency gains (losses)	2	21	35	(90)%	(94)%	15	87	(83)%
Total revenues and other operating income	85,233	89,584	80,930	(5)%	5%	335,129	307,392	9%

Expenses:
Employee compensation and benefits:
Salaries, incentive compensation and benefits	21,703	17,523	22,177	24%	(2)%	87,925	74,743	18%
Allocation of Class B profits interests	-	-	-	NM	NM	-	-	NM
Change in redemption value of Class B profits interests	-	-	-	NM	NM	-	-	NM
Tax receivable agreement	-	-	-	NM	NM	-	-	NM
Total employee compensation and benefits	21,703	17,523	22,177	24%	(2)%	87,925	74,743	18%
Shareholder servicing and marketing	4,948	5,176	5,031	(4)%	(2)%	20,125	16,886	19%
General and administrative	10,853	9,511	11,224	14%	(3)%	42,807	42,317	1%
Total expenses	37,504	32,210	38,432	16%	(2)%	150,857	133,946	13%

Operating income before income tax expense	47,729	57,374	42,498	(17)%	12%	184,272	173,446	6%

Non-operating income (loss)	445	(1,184)	(431)	138%	NM	(1,295)	(1,395)	7%
Income before income tax expense	48,174	56,190	42,067	(14)%	15%	182,977	172,051	6%

Income taxes	20,351	20,130	18,267	1%	11%	79,472	67,149	18%
Net income	27,823	36,060	23,800	(23)%	17%	103,505	104,902	(1)%

Net income attributable to non-controlling interests in AGH (6)	-	-	-	NM	NM	-	-	NM
Net income attributable to non-controlling interests in CIP (7)	44	-	-	NM	NM	44	-	NM
Net income attributable to Artio Global Investors	$27,779	$36,060	$23,800	(23)%	17%	$103,461	$104,902	(1)%

Net income per diluted share attributable to Artio Global Investors	$0.46	$0.60	$0.40	(23)%	15%	$1.72	$1.75	(2)%

Weighted average diluted shares used in net income per share attributable to Artio Global Investors	59,783,668	60,008,938	60,212,436	0%	(1)%	60,113,847	60,002,291	0%

NM - Not Meaningful

Assets under management ($ in millions) (1)	$53,407	$55,993	$53,860	(5)%	(1)%	$53,407	$55,993	(5)%

Average assets under management ($ in millions) (1) (2)	$53,125	$55,362	$51,004	(4)%	4%	$52,930	$48,166	10%

Effective fee rate (basis points) (3)	63.3	64.0	62.4			63.1	63.4

Effective tax rate	42.2%	35.8%	43.4%			43.4%	39.0%

Employee compensation and benefits as a percentage of total revenues and other operating income (4)	25.5%	19.6%	27.4%			26.2%	24.3%

Operating margin (5)	56.0%	64.0%	52.5%			55.0%	56.4%

1.  Excludes legacy activities.
2.  Average assets under management for a period is computed on the beginning-of-first-month balance and all end-of-month balances in the period.
3.  Effective fee rate is defined as annualized investment management fees (based on the number of days in the period) divided by the average assets under management for the period.
4.  Calculated as employee compensation and benefits expense divided by total revenues and other operating income.
5.  Calculated as operating income before income tax expense divided by total revenues and other operating income.
6.  Represents non-controlling interests in Artio Global Holdings LLC.
7.  Consolidated Investment Products ("CIP") represents non-controlling interests in Artio Alpha Investment Funds, LLC.

Exhibit - 3

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Adjusted Consolidated Statements of Operations
(unaudited, in thousands, except share and per share amounts)

See Exhibit 5 for notes describing adjustments set forth below.

	Three Months Ended Dec. 31, 2010				Three Months Ended Dec. 31, 2009				Three Months Ended Sep. 30, 2010
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues and other operating income:
Investment management fees	$84,736	$-		$84,736	$89,282	$-		$89,282	$80,173	$-		$80,173
Net gains (losses) on securities held for deferred compensation	495	-		495	281	-		281	722	-		722
Foreign currency gains (losses)	2	-		2	21	-		21	35	-		35
Total revenues and other operating income	85,233	-		85,233	89,584	-		89,584	80,930	-		80,930

Expenses:
Employee compensation and benefits:
Salaries, incentive compensation and benefits	24,393	(2,690	) (a)	21,703	21,728	(4,205	)(a)	17,523	24,772	(2,595	)(a)	22,177
Allocation of Class B profits interests	-	-		-	-	-		-	-	-		-
Change in redemption value of Class B profits interests	-	-		-	-	-		-	-	-		-
Tax receivable agreement	-	-		-	-	-		-	-	-		-
Total employee compensation and benefits	24,393	(2,690)		21,703	21,728	(4,205)		17,523	24,772	(2,595)		22,177
Shareholder servicing and marketing	4,948	-		4,948	5,176	-		5,176	5,031	-		5,031
General and administrative	10,853	-		10,853	9,511	-		9,511	11,224	-		11,224
Total expenses	40,194	(2,690)		37,504	36,415	(4,205)		32,210	41,027	(2,595)		38,432

Operating income (loss) before income tax expense	45,039	2,690		47,729	53,169	4,205		57,374	39,903	2,595		42,498

Non-operating income (loss)	445	-		445	(1,184)	-		(1,184)	(431)	-		(431)
Income (loss) before income tax expense	45,484	2,690		48,174	51,985	4,205		56,190	39,472	2,595		42,067

Income taxes	18,817	1,534	(d)	20,351	12,433	7,697	(d)	20,130	18,717	(450	)(d)	18,267
Net income (loss)	26,667	1,156		27,823	39,552	(3,492)		36,060	20,755	3,045		23,800

Net income attributable to non-controlling interests in AGH	884	(884	)(e)	-	13,843	(13,843	)(e)	-	756	(756	)(e)	-
Net income attributable to non-controlling interests in CIP	44	-		44	-	-		-	-	-		-
Net income (loss) attributable to Artio Global Investors	$25,739	$2,040		$27,779	$25,709	$10,351		$36,060	$19,999	$3,801		$23,800

Net income (loss) per diluted share attributable to Artio Global Investors	$0.44			$0.46	$0.56			$0.60	$0.34			$0.40

Weighted average diluted shares used in net income (loss) per share attributable to Artio Global Investors	59,783,668	-		59,783,668	60,008,938	-		60,008,938	59,012,436	1,200,000	(f)	60,212,436

Exhibit - 4

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Adjusted Consolidated Statements of Operations
(unaudited, in thousands, except share and per share amounts)

See Exhibit 5 for notes describing adjustments set forth below.

	Year Ended Dec. 31, 2010				Year Ended Dec. 31, 2009
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues and other operating income:
Investment management fees	$334,037	$-		$334,037	$305,335	$-		$305,335
Net gains (losses) on securities held for deferred compensation	1,077	-		1,077	1,970	-		1,970
Foreign currency gains (losses)	15	-		15	87	-		87
Total revenues and other operating income	335,129	-		335,129	307,392	-		307,392

Expenses:
Employee compensation and benefits:
Salaries, incentive compensation and benefits	98,981	(11,056	)(a)	87,925	79,035	(4,292	)(a)	74,743
Allocation of Class B profits interests	-	-		-	33,663	(33,663	)(b)	-
Change in redemption value of Class B profits interests	-	-		-	266,110	(266,110	)(b)	-
Tax receivable agreement	-	-		-	97,909	(97,909	)(c)	-
Total employee compensation and benefits	98,981	(11,056)		87,925	476,717	(401,974)		74,743
Shareholder servicing and marketing	20,125	-		20,125	16,886	-		16,886
General and administrative	42,807	-		42,807	42,317	-		42,317
Total expenses	161,913	(11,056)		150,857	535,920	(401,974)		133,946

Operating income (loss) before income tax expense	173,216	11,056		184,272	(228,528)	401,974		173,446

Non-operating income (loss)	(1,295)	-		(1,295)	(1,395)	-		(1,395)
Income (loss) before income tax expense	171,921	11,056		182,977	(229,923)	401,974		172,051

Income taxes	68,193	11,279	(d)	79,472	134,287	(67,138	)(d)	67,149
Net income (loss)	103,728	(223)		103,505	(364,210)	469,112		104,902

Net income attributable to non-controlling interests in AGH	20,123	(20,123	)(e)	-	14,104	(14,104	)(e)	-
Net income attributable to non-controlling interests in CIP	44	-		44	-	-		-
Net income (loss) attributable to Artio Global Investors	$83,561	$19,900		$103,461	$(378,314)	$483,216		$104,902

Net income (loss) per diluted share attributable to Artio Global Investors	$1.58			$1.72	$(8.88)			$1.75

Weighted average diluted shares used in net income (loss) per share attributable to Artio Global Investors	53,002,615	7,111,232	(f)	60,113,847	42,620,373	17,381,918	(f)	60,002,291

Exhibit - 5

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
Notes to Reconciliation of GAAP to Non-GAAP Adjusted Consolidated Statements of Operations

Management believes the Non-GAAP adjustments set forth below provide more meaningful comparisons between periods.  Additional information on the reorganization of the Company's ownership structure and the relating non-recurring items are discussed in the Company's prospectus dated September 23, 2009.

(a)	Adjustments to exclude the amortization expense associated with the restricted stock units ("RSUs") awarded at the time of the IPO, as the granting of the awards was one-time in nature.

(b)
Adjustments to exclude the allocation of Class B profits interests and the change in redemption value of Class B profits interests, from all applicable periods presented, as the Company no longer incurs these expenses following the reorganization of the Company's ownership structure in connection with the IPO.

(c)	Adjustment to exclude the $97.9 million non-cash compensation expense associated with the establishment of a tax receivable agreement with our Principals, as this was a non-recurring charge.

(d)
The adjustments to income taxes for the three months ended Sep. 30, 2010, Dec. 31, 2009 and 2010, and the year ended Dec. 31, 2010, reflect the tax effect of the assumed full exchange of the Principals' non-controlling interests for Class A common stock on the first day of the respective period, since prior to such exchange, income tax expense excludes the U.S. federal and state taxes for the income attributable to the Principals.  In addition, the adjustments reflect the tax effects of excluding the amortization expense associated with the RSUs awarded at the time of the IPO, which for the three months ended Sep. 30, 2010 and the year ended Dec. 31, 2010 include a $1.9 million write-off of a deferred tax asset related to the vesting of the RSUs at a price below their grant date fair value.

The adjustment to income taxes for the year ended Dec. 31, 2009 primarily reflects the following:

i.
Income tax expense impact of ($110.3) million resulting from excluding the de-recognition of the deferred tax asset as this will not have a continuing impact on our results of operations following the reorganization of the Company's ownership structure in connection with the IPO.

ii.
Income tax expense relating to the impact of excluding the allocation of Class B profits interests of $33.7 million and change in redemption value of Class B profits interests of $50.3 million.  There is no income tax expense effect on the $215.8 million compensation expense for the acceleration and vesting of our Principals' membership interest and the $97.9 million expense for the establishment of a tax receivable agreement with our Principals, both of which were incurred as a result of the reorganization of the Company's ownership structure in connection with the IPO, and therefore no adjustment is necessary.

iii.	The adjustment to income taxes for the three months ended Dec. 31, 2009 mentioned above.

(e)	Adjustment to eliminate the Principals' non-controlling interests which are assumed to be exchanged for Class A common stock on the first day of the respective period.

(f)
Diluted shares outstanding assumes the Company's ownership structure following the IPO was in effect at the beginning of each period presented and the Principals have fully exchanged their New Class A Units in the intermediate holding company for Class A common stock in the public company.

Exhibit - 6

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
Assets under Management by Investment Vehicle
(unaudited, in millions)

	Three Months Ended			% Change From		Year Ended		% Change From
	Dec. 31, 2010	Dec. 31, 2009	Sep. 30, 2010	Dec. 31, 2009	Sep. 30, 2010	Dec. 31, 2010	Dec. 31, 2009	Dec. 31, 2009

Proprietary Funds
Beginning assets under management	$22,765	$24,063	$21,030	(5)%	8%	$24,482	$19,466	26%
Gross client cash inflows	1,151	2,015	1,160	(43)%	(1)%	5,989	7,659	(22)%
Gross client cash outflows	(2,035)	(1,967)	(2,045)	(3)%	0%	(8,919)	(7,038)	(27)%
Net client cash flows	(884)	48	(885)	NM	0%	(2,930)	621	NM
Transfers between investment vehicles	-	(38)	-	100%	NM	-	(38)	100%
Total client cash flows	(884)	10	(885)	NM	0%	(2,930)	583	NM
Market appreciation (depreciation)	1,132	409	2,620	177%	(57)%	1,461	4,433	(67)%
Ending assets under management	23,013	24,482	22,765	(6)%	1%	23,013	24,482	(6)%

Institutional Commingled Funds
Beginning assets under management	8,894	8,916	7,842	0%	13%	9,198	7,056	30%
Gross client cash inflows	135	199	199	(32)%	(32)%	802	1,391	(42)%
Gross client cash outflows	(353)	(228)	(302)	(55)%	(17)%	(1,451)	(1,118)	(30)%
Net client cash flows	(218)	(29)	(103)	NM	(112)%	(649)	273	NM
Transfers between investment vehicles	-	38	22	(100)%	(100)%	22	29	(24)%
Total client cash flows	(218)	9	(81)	NM	(169)%	(627)	302	NM
Market appreciation (depreciation)	560	273	1,133	105%	(51)%	665	1,840	(64)%
Ending assets under management	9,236	9,198	8,894	0%	4%	9,236	9,198	0%

Separate Accounts
Beginning assets under management	17,611	17,396	16,001	1%	10%	17,854	14,342	24%
Gross client cash inflows	110	476	308	(77)%	(64)%	1,521	2,273	(33)%
Gross client cash outflows	(1,751)	(483)	(688)	NM	(155)%	(3,912)	(2,028)	(93)%
Net client cash flows	(1,641)	(7)	(380)	NM	NM	(2,391)	245	NM
Transfers between investment vehicles	-	-	(22)	NM	100%	(22)	9	NM
Total client cash flows	(1,641)	(7)	(402)	NM	NM	(2,413)	254	NM
Market appreciation (depreciation)	831	465	2,012	79%	(59)%	1,360	3,258	(58)%
Ending assets under management	16,801	17,854	17,611	(6)%	(5)%	16,801	17,854	(6)%

Sub-advisory Accounts
Beginning assets under management	4,590	5,423	4,122	(15)%	11%	4,459	4,336	3%
Gross client cash inflows	27	108	184	(75)%	(85)%	904	768	18%
Gross client cash outflows	(431)	(1,076)	(236)	60%	(83)%	(1,221)	(1,569)	22%
Net client cash flows	(404)	(968)	(52)	58%	NM	(317)	(801)	60%
Transfers between investment vehicles	-	-	-	NM	NM	-	-	NM
Total client cash flows	(404)	(968)	(52)	58%	NM	(317)	(801)	60%
Market appreciation (depreciation)	171	4	520	NM	(67)%	215	924	(77)%
Ending assets under management	4,357	4,459	4,590	(2)%	(5)%	4,357	4,459	(2)%

Total Assets under Management (1)
Beginning assets under management	53,860	55,798	48,995	(3)%	10%	55,993	45,200	24%
Gross client cash inflows	1,423	2,798	1,851	(49)%	(23)%	9,216	12,091	(24)%
Gross client cash outflows	(4,570)	(3,754)	(3,271)	(22)%	(40)%	(15,503)	(11,753)	(32)%
Net client cash flows	(3,147)	(956)	(1,420)	NM	(122)%	(6,287)	338	NM
Transfers between investment vehicles	-	-	-	NM	NM	-	-	NM
Total client cash flows	(3,147)	(956)	(1,420)	NM	(122)%	(6,287)	338	NM
Market appreciation (depreciation)	2,694	1,151	6,285	134%	(57)%	3,701	10,455	(65)%
Ending assets under management	$53,407	$55,993	$53,860	(5)%	(1)%	$53,407	$55,993	(5)%

1.  Total assets under management excludes legacy activities.

Exhibit - 7

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
Assets under Management by Investment Strategy
(unaudited, in millions)

	Three Months Ended			% Change From		Year Ended		% Change From
	Dec. 31, 2010	Dec. 31, 2009	Sep. 30, 2010	Dec. 31, 2009	Sep. 30, 2010	Dec. 31, 2010	Dec. 31, 2009	Dec. 31, 2009

International Equity I
Beginning assets under management	$19,194	$22,039	$17,420	(13)%	10%	$21,656	$20,188	7%
Gross client cash inflows	277	457	416	(39)%	(33)%	1,345	1,759	(24)%
Gross client cash outflows	(1,844)	(1,340)	(1,204)	(38)%	(53)%	(5,520)	(4,406)	(25)%
Net client cash flows	(1,567)	(883)	(788)	(77)%	(99)%	(4,175)	(2,647)	(58)%
Transfers between investment strategies	-	-	-	NM	NM	-	10	(100)%
Total client cash flows	(1,567)	(883)	(788)	(77)%	(99)%	(4,175)	(2,637)	(58)%
Market appreciation (depreciation)	1,154	500	2,562	131%	(55)%	1,300	4,105	(68)%
Ending assets under management	18,781	21,656	19,194	(13)%	(2)%	18,781	21,656	(13)%

International Equity II
Beginning assets under management	22,999	25,051	20,552	(8)%	12%	24,716	18,697	32%
Gross client cash inflows	521	1,158	554	(55)%	(6)%	3,229	6,349	(49)%
Gross client cash outflows	(1,610)	(2,027)	(1,101)	21%	(46)%	(6,187)	(5,249)	(18)%
Net client cash flows	(1,089)	(869)	(547)	(25)%	(99)%	(2,958)	1,100	NM
Transfers between investment strategies	-	-	-	NM	NM	50	-	NM
Total client cash flows	(1,089)	(869)	(547)	(25)%	(99)%	(2,908)	1,100	NM
Market appreciation (depreciation)	1,362	534	2,994	155%	(55)%	1,464	4,919	(70)%
Ending assets under management	23,272	24,716	22,999	(6)%	1%	23,272	24,716	(6)%

High Grade Fixed Income
Beginning assets under management	5,466	5,016	5,652	9%	(3)%	5,293	4,566	16%
Gross client cash inflows	143	399	157	(64)%	(9)%	922	1,481	(38)%
Gross client cash outflows	(460)	(157)	(521)	(193)%	12%	(1,537)	(1,230)	(25)%
Net client cash flows	(317)	242	(364)	NM	13%	(615)	251	NM
Transfers between investment strategies	-	-	-	NM	NM	10	(16)	163%
Total client cash flows	(317)	242	(364)	NM	13%	(605)	235	NM
Market appreciation (depreciation)	(61)	35	178	NM	(134)%	400	492	(19)%
Ending assets under management	5,088	5,293	5,466	(4)%	(7)%	5,088	5,293	(4)%

High Yield
Beginning assets under management	4,920	2,934	4,241	68%	16%	3,516	977	NM
Gross client cash inflows	462	749	628	(38)%	(26)%	3,066	2,399	28%
Gross client cash outflows	(568)	(210)	(357)	(170)%	(59)%	(2,017)	(639)	NM
Net client cash flows	(106)	539	271	(120)%	(139)%	1,049	1,760	(40)%
Transfers between investment strategies	-	-	-	NM	NM	(10)	6	NM
Total client cash flows	(106)	539	271	(120)%	(139)%	1,039	1,766	(41)%
Market appreciation (depreciation)	93	43	408	116%	(77)%	352	773	(54)%
Ending assets under management	4,907	3,516	4,920	40%	0%	4,907	3,516	40%

Global Equity
Beginning assets under management	991	575	817	72%	21%	618	591	5%
Gross client cash inflows	6	27	76	(78)%	(92)%	460	89	NM
Gross client cash outflows	(77)	(18)	(17)	NM	NM	(141)	(186)	24%
Net client cash flows	(71)	9	59	NM	NM	319	(97)	NM
Transfers between investment strategies	-	-	-	NM	NM	(50)	-	NM
Total client cash flows	(71)	9	59	NM	NM	269	(97)	NM
Market appreciation (depreciation)	105	34	115	NM	(9)%	138	124	11%
Ending assets under management	1,025	618	991	66%	3%	1,025	618	66%

Exhibit - 7

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
Assets under Management by Investment Strategy
(unaudited, in millions)

	Three Months Ended			% Change From		Year Ended		% Change From
	Dec. 31, 2010	Dec. 31, 2009	Sep. 30, 2010	Dec. 31, 2009	Sep. 30, 2010	Dec. 31, 2010	Dec. 31, 2009	Dec. 31, 2009

US Equity
Beginning assets under management	190	73	222	160%	(14)%	81	49	65%
Gross client cash inflows	14	8	20	75%	(30)%	194	14	NM
Gross client cash outflows	(11)	(2)	(66)	NM	83%	(88)	(9)	NM
Net client cash flows	3	6	(46)	(50)%	107%	106	5	NM
Transfers between investment strategies	-	-	-	NM	NM	-	-	NM
Total client cash flows	3	6	(46)	(50)%	107%	106	5	NM
Market appreciation (depreciation)	34	2	14	NM	143%	40	27	48%
Ending assets under management	227	81	190	180%	19%	227	81	180%

Other (1)
Beginning assets under management	100	110	91	(9)%	10%	113	132	(14)%
Gross client cash inflows	-	-	-	NM	NM	-	-	NM
Gross client cash outflows	-	-	(5)	NM	100%	(13)	(34)	62%
Net client cash flows	-	-	(5)	NM	100%	(13)	(34)	62%
Transfers between investment strategies	-	-	-	NM	NM	-	-	NM
Total client cash flows	-	-	(5)	NM	100%	(13)	(34)	62%
Market appreciation (depreciation)	7	3	14	133%	(50)%	7	15	(53)%
Ending assets under management	107	113	100	(5)%	7%	107	113	(5)%

Total Assets under Management (2)
Beginning assets under management	53,860	55,798	48,995	(3)%	10%	55,993	45,200	24%
Gross client cash inflows	1,423	2,798	1,851	(49)%	(23)%	9,216	12,091	(24)%
Gross client cash outflows	(4,570)	(3,754)	(3,271)	(22)%	(40)%	(15,503)	(11,753)	(32)%
Net client cash flows	(3,147)	(956)	(1,420)	NM	(122)%	(6,287)	338	NM
Transfers between investment strategies	-	-	-	NM	NM	-	-	NM
Total client cash flows	(3,147)	(956)	(1,420)	NM	(122)%	(6,287)	338	NM
Market appreciation (depreciation)	2,694	1,151	6,285	134%	(57)%	3,701	10,455	(65)%
Ending assets under management	53,407	55,993	53,860	(5)%	(1)%	53,407	55,993	(5)%

1.  Other includes Other International Equity and Other strategies.
2.  Total assets under management excludes legacy activities.

Exhibit - 8

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
Mutual Fund Performance Data (1)

	Morningstar Ratings /
	Funds in Total Universe (# of Funds)			Lipper Percentile Rankings (PR) / Funds in Total Universe (# of Funds)
				1-Year		3-Year		5-Year		10-Year
		# of			# of		# of		# of		# of
Fund	Rating	Funds	Category	PR	Funds	PR	Funds	PR	Funds	PR	Funds	Classification

Artio International Equity Fund, Class A (2)	4	694	Foreign Large Blend	44	381	73	318	25	252	8	150	International Large-Cap Core
Artio International Equity Fund, Class I (2)	4	694	Foreign Large Blend	39	381	69	318	22	252	2	150	International Large-Cap Core

Artio International Equity II Fund, Class A	4	694	Foreign Large Blend	56	381	45	318	16	252	NA	NA	International Large-Cap Core
Artio International Equity II Fund, Class I	4	694	Foreign Large Blend	52	381	40	318	12	252	NA	NA	International Large-Cap Core

Artio Global Equity Fund, Class A	3	628	World Stock	44	96	35	71	24	58	NA	NA	Global Large-Cap Core
Artio Global Equity Fund, Class I	4	628	World Stock	39	96	31	71	19	58	NA	NA	Global Large-Cap Core

Artio Microcap Fund, Class A	2	670	Small Growth	3	792	29	701	NA	NA	NA	NA	Small-Cap Core
Artio Microcap Fund, Class I	2	670	Small Growth	3	792	26	701	NA	NA	NA	NA	Small-Cap Core

Artio Smallcap Fund, Class A	4	670	Small Growth	83	792	20	701	NA	NA	NA	NA	Small-Cap Core
Artio Smallcap Fund, Class I	4	670	Small Growth	82	792	19	701	NA	NA	NA	NA	Small-Cap Core

Artio Midcap Fund, Class A	3	677	Mid-Cap Growth	25	406	48	341	NA	NA	NA	NA	Mid-Cap Core
Artio Midcap Fund, Class I	3	677	Mid-Cap Growth	19	406	45	341	NA	NA	NA	NA	Mid-Cap Core

Artio Multicap Fund, Class A	3	1,504	Large Growth	29	811	21	708	NA	NA	NA	NA	Multi-Cap Core
Artio Multicap Fund, Class I	4	1,504	Large Growth	27	811	19	708	NA	NA	NA	NA	Multi-Cap Core

Artio Global High Income Fund, Class A	5	512	High Yield Bond	87	482	10	421	7	361	NA	NA	High Current Yield
Artio Global High Income Fund, Class I	5	512	High Yield Bond	82	482	8	421	5	361	NA	NA	High Current Yield

Artio Total Return Bond Fund, Class A	4	1,026	Intermediate Term Bond	48	563	46	479	28	390	7	257	Intermediate Investment Grade Debt
Artio Total Return Bond Fund, Class I	4	1,026	Intermediate Term Bond	41	563	39	479	20	390	3	257	Intermediate Investment Grade Debt

Note: Data as of December 31, 2010

NA: Not applicable

1.
Lipper, a wholly-owned subsidiary of Reuters, provides independent insight on global collective investments including mutual funds, retirement funds, hedge funds, fund fees and expenses to the asset management and media communities. Lipper ranks the performance of mutual funds within a classification of funds that have similar investment objectives.  Rankings are historical with capital gains and dividends reinvested and do not include the effect of loads.  If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

For each mutual fund with at least a three-year history, Morningstar calculates a Morningstar Rating™ based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.)  The Overall Morningstar Rating for a mutual fund is derived from a weighted average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar Rating metrics.  This investment's independent Morningstar Rating metric is then compared against the mutual fund universe breakpoints to determine its hypothetical rating. Data presented reflects past performance, which is no guarantee of future results. © 2011 Morningstar, Inc. All Rights Reserved.  This presentation is not, and should not be considered, sales material and is not an offer or a solicitation for any securities.

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